Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-194253, No. 333-204958 and No. 333-219806) and Form S-3 (No. 333-204657) of Endo International plc of our report dated February 27, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 27, 2018